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                                                                    Exhibit 23.3

                                                               [GRAPHIC OMITTED]

June 10, 2005

Board of Directors
Investors Bancorp, Inc.
Investors Savings Bank
101 JFK Parkway
Short Hills, NJ 07078

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") and the inclusion of, summary of and references to our Conversion Valuation Appraisal Report and the valuation of Investors Bancorp, Inc. provided by FinPro in the Form S-1 Registration Statement filed by Investors Bancorp, Inc. and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the Registration Statement referenced above.


Very Truly Yours,




/s/FinPro, Inc.

         20 CHURCH STREET - P.O. BOX 323 - LIBERTY CORNER, NJ 07938-0323
                      TEL: 908.604.9336 - FAX: 908.604.5951
                     FINPRO@FINPRONJ.COM - WWW.FINPRONJ.COM